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EXHIBIT 23.6

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the registration statement of Medical Resources, Inc. on Form S-3 of our report dated June 21, 1996, on our audit of the consolidated financial statements of NMR of America, Inc. and Subsidiaries ("NMR") as of March 31, 1996 and 1995 and for each of the three years in the period ended March 31, 1996, which report is included in NMR's Annual Report on Form 10-KSB/A. We also consent to the reference to our firm under the caption "Experts".

/s/ Coopers & Lybrand


Parsippany, New Jersey
August 26, 1997